                                                                    EXHIBIT 23.7

                  [DENNIS I. BERNER LETTERHEAD APPEARS HERE]


Consent of Independent Accountant
---------------------------------


I consent to the incorporation by reference in the registration statement of AccuStaff Incorporated on Form S-3 of my report dated January 26, 1996, on my audit of the financial statements of Career Enhancement International, Inc. as of December 31, 1995 and for the year then ended, included in the Current Report on Form 8-K of AccuStaff Incorporated dated September 16, 1996.

I also consent to the reference to my name under the caption "Experts."



                                       /s/ Dennis I. Berner, CPA


Winter Park, Florida
December 9, 1996